    As filed with the Securities and Exchange Commission on November 16, 2000
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                  AEROGEN, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                                          33-0488580
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                   ----------

                               1310 Orleans Drive
                           Sunnyvale, California 94089
                                 (408) 543-2400
                    (Address of principal executive offices)

                                   ----------

                             1994 STOCK OPTION PLAN
                             1996 STOCK OPTION PLAN
                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                           2000 EQUITY INCENTIVE PLAN
                            (Full title of the plans)

                                 Carol A. Gamble
                       Vice President and General Counsel
                                  AeroGen, Inc.
                               1310 Orleans Drive
                           Sunnyvale, California 94089
                                 (408) 543-2400
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   ----------

                                  Copies to:
                             Robert J. Brigham, Esq.
                               COOLEY GODWARD LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                            Palo Alto, CA 94306-2155
                                 (650) 843-5000

                                   ----------

                                                 CALCULATION OF REGISTRATION FEE

==================================================================================================================================
       Title of Securities                                                 Proposed Maximum                     Amount of
        to be Registered             Amount to be Registered (1)        Aggregate Offering (2)              Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value              6,581,867 shares                    $67,523,285                        $17,826
         $.001 per share
==================================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The price per share and aggregate offering price are based upon
         (a) the exercise prices of shares subject to outstanding options granted by AeroGen, Inc. (the "Registrant") under (i) the Registrant's 1994 Stock Option Plan and (ii) the Registrant's 1996 Stock Option Plan and (b) the average of the high and low prices of the Registrant's Common Stock on November 13, 2000 as reported on the Nasdaq Stock Market for shares available for future grant pursuant to the Registrant's 1994 Stock Option Plan, 1996 Stock Option Plan, 2000 Non-Employee Directors' Stock Option Plan, 2000 Employee Stock Purchase Plan and 2000 Equity Incentive Plan.

The chart below details the calculations of the registration fee:

------------------------------------------------------------------------------------------------------------------------------
TYPE OF SHARES                                              NUMBER OF SHARES        OFFERING PRICE           AGGREGATE
                                                                                     PER SHARE (2)         OFFERING PRICE
------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding options                   10,000                      $0.24                $2,400
under 1994 Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding options                1,315,494               $0.24 - $7.50           $4,115,886
under 1996 Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------
Shares available for future issuance pursuant to the              28,478                    $12.0625             $343,516
1994 Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------
Shares available for future issuance pursuant to the             677,895                    $12.0625           $8,177,108
1996 Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------
Shares available for future issuance pursuant to the             250,000                    $12.0625           $3,015,625
2000 Non-Employee Directors' Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------
Shares available for future issuance pursuant to the             800,000                    $12.0625           $9,650,000
2000 Employee Stock Purchase Plan
------------------------------------------------------------------------------------------------------------------------------
Shares available for future issuance pursuant to the           3,500,000                    $12.0625          $42,218,750
2000 Equity Incentive Plan
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                          6,581,867                          --          $67,523,285
------------------------------------------------------------------------------------------------------------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by AeroGen, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on November 13, 2000 (No. 333-44470).

     (b) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") on November 8, 2000 (No. 000-31913), including any amendment or report filed for the purpose of updating such description.

     (c) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                            DESCRIPTION OF SECURITIES

     Not Applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California. Cooley Godward LLP has been granted an option to purchase 16,666 shares of the Company's Common Stock.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Delaware law, the Company's amended and restated certificate of incorporation provides that no director will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of duty of loyalty to the Company or to its stockholders;

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

     - for any transaction from which the director derived an improper personal benefit.

     The Company's amended and restated certificate of incorporation further provides that the Company must indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by Delaware law. The Company believes that indemnification under its amended and restated certificate of incorporation covers negligence and gross negligence on the part of indemnified parties.

     The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Company to indemnify each director and officer for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of the person's services a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the Company's request.

                       EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

                                    EXHIBITS

EXHIBIT
NUMBER

     4.1*      Specimen Stock Certificate

     4.2*      Fourth Amended and Restated Information and Registration Rights
               Agreement dated July 7, 2000

     4.3*      Amended and Restated Certificate of Incorporation of the Company

     4.4*      Bylaws of the Company

     5.1       Opinion of Cooley Godward LLP

    10.2*      1994 Stock Option Plan

    10.3*      1996 Stock Option Plan

    10.4*      2000 Equity Incentive Plan

    10.5*      2000 Non-Employee Directors' Stock Option Plan

    10.6*      2000 Employee Stock Purchase Plan

    10.13*     Amended and Restated 1996 Stock Option Plan

    23.1       Consent of PricewaterhouseCoopers LLP, independent accountants

    23.3       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement

    24.1       Power of Attorney is contained on the signature pages

--------------------------------------------------------------------------------
* Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 333-44470), originally filed with the SEC on August 25, 2000.

                                  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 15th day of November 2000.

                                  AEROGEN, INC.


                                       By: /s/ JANE E. SHAW
                                           -------------------------------------
                                           Jane E. Shaw, Ph.D.
                                           Chairman and Chief Executive Officer
                                           (Principal Executive Officer)


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jane E. Shaw, Ph.D., Carol A. Gamble and Deborah K. Karlson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                          TITLE                                   DATE

/s/ JANE E. SHAW                                             Chairman and Chief Executive               November 15, 2000
--------------------------------------------                 Officer and Director (Principal
Jane E. Shaw, Ph.D.                                          Executive Officer)

/s/ DEBORAH K. KARLSON                                       Chief Financial Officer (Principal         November 15, 2000
--------------------------------------------                 Financial and Accounting Officer)
Deborah K. Karlson

/s/ YEHUDA IVRI                                              Chief Technical Officer and Director       November 15, 2000
--------------------------------------------
Yehuda Ivri

/s/ THOMAS R. BARUCH                                         Director                                   November 15, 2000
--------------------------------------------
Thomas R. Baruch

/s/ JEAN-JACQUES BIENAIME                                    Director                                   November 15, 2000
--------------------------------------------
Jean-Jacques Bienaime

/s/ PHYLLIS L. GARDNER, M.D.                                 Director                                   November 15, 2000
--------------------------------------------
Phyllis I. Gardner, M.D.

/s/ SUSAN D. DESMOND-HELLMANN                                Director                                   November 15, 2000
--------------------------------------------
Susan D. Desmond-Hellmann


/s/ PHILIP M. YOUNG                                          Director                                   November 15, 2000
--------------------------------------------
Philip M. Young

                                    EXHIBITS


EXHIBIT
NUMBER
     4.1*      Specimen Stock Certificate

     4.2*      Fourth Amended and Restated Information and Registration Rights
               Agreement dated July 7, 2000

     4.3*      Amended and Restated Certificate of Incorporation of the Company

     4.4*      Bylaws of the Company

     5.1       Opinion of Cooley Godward LLP

    10.2*      1994 Stock Option Plan

    10.3*      1996 Stock Option Plan

    10.4*      2000 Equity Incentive Plan

    10.5*      2000 Non-Employee Directors' Stock Option Plan

    10.6*      2000 Employee Stock Purchase Plan

    10.13*     Amended and Restated 1996 Stock Option Plan

    23.1       Consent of PricewaterhouseCoopers LLP, independent accountants

    23.3       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement

    24.1       Power of Attorney is contained on the signature pages

--------------------------------------------------------------------------------
* Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 333-44470), originally filed with the SEC on August 25, 2000.